FOR IMMEDIATE RELEASE

                                         For further information contact:
                                         Donald A. Williams, Chairman & CEO
                                         Michael J. Janosco Jr., CFO
                                         413-568-1911

       Westfield Financial, Inc. Reports Results for the Quarter Ended
               June 30, 2005 and Announces Quarterly Dividend

Westfield, Massachusetts, July 27, 2005: (AMEX:WFD) Westfield Financial, Inc. (the "Company"), the holding company for Westfield Bank (the "Bank"), reported net income of $1.4 million or $0.15 per diluted share for the quarter ended June 30, 2005, compared to net income of $1.6 million or $0.16 per diluted share for the same period in 2004.

The 2004 results included net gains from the sale of securities of $389,000 for the three months ended June 30, 2004. This was primarily the result of the Company selling its common stock portfolio in 2004. Net gains from sales of securities for the three months ended June 30, 2005 were $18,000.

Commercial real estate loans and commercial and industrial loans increased $30.3 million, or 12.7%, to $269.4 million at June 30, 2005 from $239.1 million at December 31, 2004. James C. Hagan, newly appointed President & Chief Operating Officer, stated, "We will continue to seek out quality local commercial banking clients as part of our overall strategic plan." Donald A. Williams, Chairman of the Board and Chief Executive Officer said, "Our focus has been on maintaining and expanding our commercial business relationships. Our performance this quarter underscores that commitment." Mr. Williams also stated, "On July 26, 2005 the Board of Directors declared a regular cash dividend of $0.10 per share to all shareholders of record on August 11, 2005, payable on August 25, 2005."

Net interest and dividend income for the three months ended June 30, 2005 was $5.9 million compared with $5.7 million for the quarter ended June 30, 2004. Net interest margin for the quarters ended June 30, 2005 and 2004 was 3.13% and 3.04%, respectively.

The provision for loan losses was $125,000 for both the three months ended June 30, 2005 and 2004.

Noninterest income was $793,000 million for the three months ended June 30, 2005 as compared to $888,000 in the same period in 2004. Net checking account processing fee income decreased $93,000 to $430,000 for the three months ended June 30, 2005 from $523,000 in the same period in 2004.

Noninterest expense was $4.8 million for the three months ended June 30, 2005 and $4.5 million for the three months ended June 30, 2004. Salaries and benefits increased $170,000 for the three months ended June 30, 2005 as compared to the same period in 2004. This was primarily the result of normal increases in salaries and health care costs along with an increase in stock based benefit plan expenses.

For the three months ended June 30, 2005, the Company had a tax provision of $373,000 as compared to $727,000 million for the same period in 2004. This was the result of a decrease in net income before taxes and an increase in income from tax-exempt assets.

Total assets increased $5.4 million to $802.3 million at June 30, 2005 from $796.9 million at December 31, 2004.

Securities held to maturity and securities available for sale in the aggregate decreased $2.3 million, to $332.6 million at June 30, 2005 from $334.9 million at December 31, 2004. Net loans during the period increased by $19.9 million to $388.5 million at June 30, 2005 from $368.6 million at December 31, 2004. Commercial real estate and commercial and industrial loans increased $30.3 million to $269.4 million at June 30, 2005 from $239.1 million at December 31, 2004. This is consistent with Westfield Bank's strategic plan, which emphasizes commercial lending. Residential real estate loans decreased $7.7 million to $115.5 million at June 30, 2005 from $123.2 million at December 31. 2004. The decrease in residential real estate loans is primarily the result of a loan program whereby substantially all of the Bank's residential real estate loans are underwritten and originated by a third party mortgage company. The Bank believes that this program diversifies its loan portfolio and reduces interest rate risk.

Total deposits showed an increase of $5.1 million to $617.7 million at June 30, 2005.
Federal Home Loan Bank borrowings totaled $45.0 million at both June 30, 2005 and December 31, 2004. Customer repurchase agreements decreased $0.9 million, to $13.7 million at June 30, 2005 from $14.6 million December 31, 2004.

Stockholders' equity at June 30, 2005 and December 31, 2004 was $119.6 million and $118.1 million, respectively, which represented 14.9% of total assets as of June 30, 2005 and 14.8% of total assets as of December 31, 2004. The change is primarily comprised of net income of $2.9 million for the six months ended June 30, 2005 and the declaration by the Board of Directors of dividends of $0.10 per share on January 27, 2005 and April 26, 2005, as well as the declaration of a special dividend of $0.20 per share on April 26, 2005, all of which aggregated $1.6 million.

The Bank is headquartered in Westfield, Massachusetts and operates through 10 banking offices in Agawam, East Longmeadow, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this news release, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future period in any current statements. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events

                 WESTFIELD FINANCIAL, INC. and SUBSIDIARIES
        Selected Consolidated Statement of Operations and Other Data
                   ($ in thousands, except per share data)
                                 (Unaudited)

                                            Three Months Ended              Six Months Ended
                                                  June 30,                      June 30,

                                            2005           2004           2005           2004
                                            ----           ----           ----           ----

Interest and dividend income             $    9,176      $   8,372     $   18,053     $   16,991
Interest expense                              3,279          2,684          6,241          5,434
                                         ----------      ---------     ----------     ----------

Net interest and dividend income              5,897          5,688         11,812         11,557
Provision for loan losses                       125            125            265            275
                                         ----------      ---------     ----------     ----------

Net interest and dividend income
 after provision for loan losses              5,772          5,563         11,547         11,282
Net gains on sales of securities
 available for sale                              18            389             19            868
Other noninterest income                        793            888          1,540          1,475
Other noninterest expense                     4,798          4,480          9,381          8,963
                                         ----------      ---------     ----------     ----------

Income before income taxes                    1,785          2,360          3,725          4,662
Income taxes                                    373            727            802          1,422
                                         ----------      ---------     ----------     ----------
Net income                               $    1,412     $    1,633     $    2,923     $    3,240
                                         ==========     ==========     ==========     ==========

Basic earnings per share                 $     0.15     $     0.17     $     0.31     $     0.33

Average shares outstanding                9,503,801      9,826,377      9,501,441      9,903,953

Diluted earnings per share               $     0.15     $     0.16     $     0.30     $     0.32

Diluted average shares outstanding        9,720,266     10,016,749      9,719,148     10,119,972

Other Data:

Return on Average Assets (1)                   0.71%          0.82%          0.74%          0.82%

Return on Average Equity (1)                   4.77%          5.36%          4.97%          5.28%

Net Interest Margin                            3.13%          3.04%          3.17%          3.11%

<F1>  Three and six month results have been annualized.

                 WESTFIELD FINANCIAL, INC. and SUBSIDIARIES
             Selected Consolidated Balance Sheet and Other Data
                   ($ in thousands, except per share data)
                                 (Unaudited)

                                                        June 30,     December 31,
                                                          2005           2004

Total assets                                            $802,283       $796,903
Securities held to maturity                              242,544        246,600
Securities available for sale                             90,022         88,284
Stock in Federal Home Loan Bank of Boston                  4,237          4,237

Loans                                                    393,830        373,878
Allowance for loan losses                                  5,341          5,277
                                                        --------       --------
Net loans                                                388,489        368,601

Total deposits                                           617,682        612,621

Federal Home Loan Bank advances                           45,000         45,000

Stockholder's equity                                     119,620        118,051

Book value per share                                       12.58          12.43

Other Data:

Nonperforming loans                                     $  2,115       $  2,171

Nonperforming loans a percentage of total assets            0.26%          0.27%

Nonperforming loans as a percentage of total loans          0.54%          0.58%

Allowance for loan losses as a percentage of
 nonperforming loans                                         253%           243%

Allowance for loan losses as a percentage
 of total loans                                             1.36%          1.41%